        As filed with the Securities and Exchange Commission on October 8, 1998
                                         Registration Statement No. 333-________


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-8

                            Registration Statement
                       Under The Securities Act of 1933


                    LEVEL ONE COMMUNICATIONS, INCORPORATED
            (Exact name of Registrant as specified in its charter)

        CALIFORNIA                                    33-0128224
(State of other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                9750 GOETHE ROAD
                          SACRAMENTO, CALIFORNIA 95827
                    (Address of Principal Executive Offices)

                          ACCLAIM COMMUNICATIONS, INC.
                           1996 STOCK INCENTIVE PLAN
                             (Full Title of Plans)

                            ROBERT S. PEPPER, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     LEVEL ONE COMMUNICATIONS, INCORPORATED
                                9750 GOETHE ROAD
                          SACRAMENTO, CALIFORNIA 95827
                                 (916) 855-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             GILLES S. ATTIA, ESQ.
                               GRAHAM & JAMES LLP
                          400 CAPITOL MALL, 24TH FLOOR
                       SACRAMENTO, CALIFORNIA 95814-4411



                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
      TITLE OF SECURITIES          AMOUNT TO BE                PROPOSED            PROPOSED                 AMOUNT OF
       TO BE REGISTERED             REGISTERED                 MAXIMUM             MAXIMUM                 REGISTRATION
                                                             OFFERING PRICE        AGGREGATE                   FEE
                                                              PER SHARE(2)      OFFERING PRICE (2)
--------------------------------------------------------------------------------------------------------------------------------
Acclaim Communications, Inc.       775,534                        $1.06             $822,066                 $242.51
1996 Stock Incentive Plan (1)      shares
Common Stock, no par value
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to an Agreement and Plan of Reorganization dated as of June 25, 1998 (the "REORGANIZATION AGREEMENT"), by and between the Registrant, Aardvark Acquisition Corp. and Acclaim Communications, Inc. ("ACCLAIM"), the Registrant assumed all of the outstanding options to purchase common stock of Acclaim under the Acclaim Plan (the "ASSUMED OPTIONS"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the common stock of Acclaim was converted into common stock of the Registrant under the Reorganization Agreement.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(h)(1) under the Securities Act based upon the weighted average of the per share exercise price of $1.06 for the Assumed Options.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.    PLAN INFORMATION.
           -----------------

     The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
           --------------------------------------------------------------

     The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ----------------------------------------

     The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1998 and June 28, 1998 filed pursuant to the Exchange Act;

     (c) The Registrant's current report on Form 8-K, Form 8-K/A (Amend. No.1) and Form 8-K/A (Amend. No. 2) filed with the Commission on July 17, 1998, September 21, 1998 and October 7, 1998; and

     (d) The description of the Registrant's Common Stock contained in Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, filed with the Commission on July 9, 1993.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.
           --------------------------

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
           ---------------------------------------

     None.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           ------------------------------------------

     The Registrant has provisions in its Amended and Restated Articles of Incorporation which eliminate the liability of the Registrant's directors to the Registrant and its shareholders for monetary damages to the fullest extent permissible under California law and provisions which authorize the Registrant to indemnify its directors and agents by bylaws, agreements or otherwise, to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant's Bylaws, as amended, provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law.

     In addition, the Registrant has entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status of service as directors or executive officers to the fullest extent not prohibited by law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
           ------------------------------------

     Not applicable.

ITEM 8.    INDEX TO EXHIBITS.
           ------------------

    Exhibit                         Description of Document
     Number

       4.1 Amended and Restated Articles of Incorporation of Registrant (which is incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28,
            1997).

    Exhibit                         Description of Document
     Number

       4.2 Bylaws of Registrant (which is incorporated by reference to Registration Statement No. 33-65810 filed with the Commission on August 19, 1994).

       4.3 Acclaim Communications, Inc. 1996 Stock Incentive Plan and related agreements.

       5.1  Opinion of Counsel as to legality of securities being registered.

       23.1 Consent of Arthur Andersen LLP, Independent Auditors.

       23.2 Consent of Deloitte and Touche LLP, Independent Auditors.

       23.3 Consent of Counsel (which is contained in Exhibit 5.1).

       24.1 Powers of Attorney (which are included as part of the signature page of this registration statement).

ITEM 9.    UNDERTAKINGS.
           -------------

     (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 5th day of October 1998.

                                      LEVEL ONE COMMUNICATIONS,
                                      INCORPORATED

                                      BY:  /s/ Robert S. Pepper
                                      ------------------------------------------

                                           Robert S. Pepper,President and
                                           Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Pepper and John Kehoe jointly and severally, as such person's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the 5th day of October, 1998 in the capacities indicated.

           SIGNATURES                                 Title
           __________                                 _____


   /s/ Robert S. Pepper                President, Chief Executive Officer and
 ------------------------
   Robert S. Pepper, Ph.D.             Chairman of the Board

   /s/ John Kehoe                      Senior Vice President and Chief Financial
 ------------------------
   John Kehoe                          Officer

   /s/ Thomas J. Connors               Director
 ------------------------
   Thomas J. Connors

   /s/ Paul Gray                       Director
 ------------------------
   Paul Gray, Ph.D.

   /s/ Martin Jurick                   Director
 ------------------------
   Martin Jurick

   /s/ Henry Kressel                   Director
 ------------------------
   Henry Kressel

   /s/ Joseph P. Landy                 Director
 ------------------------
   Joseph P. Landy

   /s/ Kenneth A. Pickar               Director
 ------------------------
   Kenneth A. Pickar

   /s/ Martin Jurick                   Director
 ________________________
   Martin Jurick

   /s/ Henry Kressel                   Director
 ________________________
   Henry Kressel

   /s/ Joseph P. Landy                 Director
 ________________________
   Joseph P. Landy

   /s/ Kenneth A. Pickar               Director
 ________________________
   Kenneth A. Pickar

                               Index to Exhibits
                               -----------------


    Exhibit             Description of Document
     Number

          4.1 Amended and Restated Articles of Incorporation of Registrant (which is incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997).

          4.2 Bylaws of Registrant (which is incorporated by reference to Registration Statement No. 33-65810 filed with the Commission on August 19, 1994).

          4.3 Acclaim Communications, Inc. 1996 Stock Incentive Plan and related agreements.

          5.1 Opinion of Counsel as to legality of securities being registered.

          23.1   Consent of Arthur Andersen LLP, Independent Auditors.

          23.2   Consent of Deloitte and Touche LLP, Independent Auditors.

          23.3   Consent of Counsel (which is contained in Exhibit 5.1).

          24.1 Powers of Attorney (which are included as part of the signature page of this registration statement).

                               Index to Exhibits
                               -----------------


    Exhibit             Description of Document
     Number

          4.1 Amended and Restated Articles of Incorporation of Registrant (which is incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997).

          4.2 Bylaws of Registrant (which is incorporated by reference to Registration Statement No. 33-65810 filed with the Commission on August 19, 1994).

          4.3 Acclaim Communications, Inc. 1996 Stock Incentive Plan and related agreements.

          5.1 Opinion of Counsel as to legality of securities being registered.

          23.1   Consent of Arthur Andersen LLP, Independent Auditors.

          23.2   Consent of Counsel.

          24.1   Powers of Attorney.